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                                                                    EXHIBIT 10.8

                                      SM&A

                     AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT
                                       OF
                                 STEVEN S. MYERS



        This Amendment No. 4 to Employment Agreement (this "Amendment") is entered into as of January 20, 2003 by and between SM&A, a California corporation formerly known as Emergent Information Technologies, Inc. ("SM&A"), and Steven S. Myers ("Employee"), with reference to the following:

A. SM&A and Employee are parties to that certain Employment Agreement effective as of February 1, 2000, as amended by Amendment No. 1 to Employment Agreement dated as of December 29, 2000, Amendment No. 2 to Employment Agreement dated as of January 11, 2002, and Amendment No. 3 to Employment Agreement dated as of January 30, 2003 (as amended, the "Employment Agreement") pursuant to which Employee has agreed to perform services for SM&A on the terms and conditions set forth therein.

B. Employee and SM&A desire to amend the Employment Agreement to reflect certain agreed upon changes in the terms thereof.

        NOW, THEREFORE, in consideration of the promises and obligations contained herein and in the Employment Agreement, SM&A and Employee agree to amend the Employment Agreement as follows, with each such amendment to become effective as of January 1, 2004:

        1. Term. Section 1.2 of the Employment Agreement shall be amended and restated to read in its entirety as follows:

        1.2. This Agreement shall be effective as of February 1, 2000 (the "Effective Date") and shall terminate on June 30, 2006 unless sooner terminated pursuant to the terms set forth below.

        2. Incentive Bonus: Paragraph 7 of Exhibit A to the Employment Agreement, entitled "Incentive Bonus", shall be amended and restated to read in its entirety as follows:

        "INCENTIVE BONUS. In addition to the Base Salary described in the Employment Agreement, Employee will receive incentive compensation in the amount of 3.25% of the Company's earnings before interest, taxes, depreciation and amortization charges ("EBITDA") for each calendar quarter, provided that the aggregate amount of incentive compensation earned for any fiscal year shall not exceed $400,000. The incentive


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        compensation to be received for any fiscal quarter shall be paid to
        Employee within 45 days after the end of that quarter.

        3. Medical Cost Reimbursement. A new paragraph 9 shall be added to Exhibit A to the Employment Agreement, which shall read in its entirety as follows:

        The Employee shall be entitled to receive reimbursement for documented medical expenses of the Employee and his dependents not otherwise covered by the Company's medical plan and long term care and disability insurance coverage for the Employee.

        4. General. Headings used in this Amendment are for convenience only and are not intended to affect the meaning or interpretation of this Amendment. Except as set forth in this Amendment, the Employment Agreement shall remain in full force and effect. The Employment Agreement (as superseded in part by this Amendment) each prior amendment, and this Amendment constitute the entire agreement among the parties with respect to the subject matter hereto and supersedes any and all other agreements, either oral or in writing, among the parties with respect to the subject matter hereof. Each party represents and warrants to the other that the Employment Agreement and this Amendment constitute the legal, valid and binding obligation of such party, enforceable in accordance with their terms. Any other amendment or modification may only be in a writing executed by all of the parties hereto.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of January 20, 2003.

                                             SM&A

                                             By: /s/ Cathy L. Wood
                                                 -------------------------------
                                                 Cathy L. Wood
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                             /s/ Steven S. Myers
                                             -----------------------------------
                                             Steven S. Myers

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